Exhibit 1.1

20,209,631 Shares

INPUT/OUTPUT, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

June [__], 2004

June [__], 2004

Morgan Stanley & Co. Incorporated
Johnson Rice & Company L.L.C.
Sanders Morris Harris Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

     Input/Output, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule II hereto severally propose to sell to the several Underwriters, an aggregate of 20,209,631 shares of the Company’s Common Stock, par value $0.01 per share (the “Firm Shares”), of which 20,000,000 shares are to be issued and sold by the Company and 209,631 are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount opposite such Selling Stockholder’s name in Schedule II hereto.

     The Company also proposes to issue and sell to the several Underwriters not more than an additional 3,031,445 shares of its Common Stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares and any prospectuses filed by the Company pursuant to Rule 425 under the Securities Act within the calendar month preceding the date hereof are hereinafter collectively referred to as the “Prospectus;” and all references to the Registration Statement and the Prospectus include all documents incorporated therein by reference. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company’s knowledge after due inquiry, threatened by the Commission.

     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus in reliance or based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter specifically for use therein.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the business or operations of the Company and its subsidiaries (which shall include, for the purpose of determining any such material adverse effect, GX Technology Corporation, a Texas corporation (“GXT”) and its subsidiaries), taken as a whole (a “Material Adverse Effect”).

     (d) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate, limited liability company or partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect; each subsidiary of the Company and the percentage of capital stock or equity units and voting stock or voting units of each such subsidiary owned by the Company is set forth on Schedule III hereto and, except as otherwise noted on Schedule III hereto and except for any directors’ qualifying shares, all of the issued shares of capital stock or equity units of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as would not have negative consequences to the transactions contemplated by this Agreement. For purposes of clarification, except for purposes of the definition of Material Adverse Effect set forth in Section 1(c), neither GXT nor any of its subsidiaries shall constitute a subsidiary of the Company under this Agreement.

     (e) This Agreement has been duly authorized, executed and delivered by the Company.

     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non assessable.

     (h) The Shares have been duly authorized and, when issued (or transferred) and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares by the Company will not be subject to any preemptive or similar rights. The issuance of the Shares does not require stockholder approval under the rules of the New York Stock Exchange.

     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

     (k) There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge after due inquiry, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (m) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement or the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material

Adverse Effect, except as described in or contemplated by the Registration Statement or the Prospectus.

     (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

     (o) To the Company’s knowledge, the identified or anticipated costs and liabilities associated with compliance by the Company and its subsidiaries with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) will not, singly or in the aggregate, have a Material Adverse Effect.

     (p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (q) Subsequent to the respective dates as of which information is given in the Prospectus, (1) the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than in connection with restructured stock vesting or option exercise withholding; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus.

     (r) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property owned by them and good and valid title to all personal property owned by them which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

     (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now conducted by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of a decision, ruling or finding unfavorable to the Company and its subsidiaries, would result in any Material Adverse Effect.

     (t) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is threatened or imminent, which would have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

     (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for since June 1, 1999; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

     (v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that

(1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (w) PricewaterhouseCoopers LLP, which has certified the annual consolidated financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Prospectus, is an independent public accountant as required under the Securities Act and the applicable rules and regulations thereunder.

     (x) The Company has timely filed all foreign, federal, state and local tax returns that are required to be filed, or has requested extensions thereof, except in any case where the failure to so file could not reasonably be expected to have a Material Adverse Effect; and as set forth in, contemplated by or incorporated by reference into the Prospectus, the Company has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due, owing and then payable, other than such assessments, fines or penalties that are currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

     (y) Since May 1, 1999, none of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has within the statute of limitations applicable to claims arising under the Foreign Corrupt Practices Act of 1977 (the “FCPA”): (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (3) violated any provision of the FCPA; or (4) made any unlawful bribe, payoff, influence payment, kickback or other unlawful payment.

     (z) Neither the filing of the Registration Statement nor the offer and sale of the Shares as contemplated by this Agreement give rise to any rights for or relating to the registration of shares of Common Stock or other securities of the Company, except rights which have been duly exercised or waived.

     (aa) The Stock Purchase Agreement, dated May 10, 2004, by and among the Company, GXT, and the parties listed on the signature pages thereto (the “Acquisition Agreement”) and the performance by the Company of the transactions contemplated thereby have been duly authorized by the Company and the Acquisition Agreement has been duly executed and validly delivered by the Company.

     (bb) The Company has not controlled or arranged for any newspaper or other media article regarding the transactions contemplated by the Acquisition Agreement (within the meaning of Question 14 of Section B of the Telephone Interpretations Manual, Third Supplement (July 2001) published by the staff of the Division of Corporate Finance of the Commission) to be published, nor has it disseminated any such article, including, without limitation, placing any such article on the Company’s website, that have not been filed with the Commission pursuant to Rule 425 under the Securities Act.

     (cc) To the best of the Company’s knowledge after due inquiry, (1) GXT and each of its subsidiaries is duly incorporated or organized, is validly existing as a corporation, limited liability or partnership in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability or partnership power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect; (2) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of GXT and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that would reasonably be expected to have a Material Adverse Effect; (3) GXT and its subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; (4) the identified or anticipated costs and liabilities associated with compliance by GXT and its subsidiaries with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) will not, singly or in the aggregate, have a Material

Adverse Effect; (5) GXT and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now conducted by them, and neither GXT nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of a decision, ruling or finding unfavorable to GXT and its subsidiaries, would result in any Material Adverse Effect; (6) GXT and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (7) GXT has timely filed all foreign, federal, state and local tax returns that are required to be filed, or has requested extensions thereof, except in any case where the failure to so file could not reasonably be expected to have a Material Adverse Effect, and, except as set forth in, contemplated by or incorporated by reference into the Prospectus, GXT has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due, owing and then payable, other than such assessments, fines or penalties that are currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Computershare Investor Service L.L.C., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing RBS Mezzanine Limited as such Selling Stockholder’s attorney-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the limited liability agreement of such Selling Stockholder (if such Selling Stockholder is a limited liability company) or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

     (c) Such Selling Stockholder has, and on the Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder. Such Selling Stockholder has delivered to you a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement in lieu thereof).

     (e) Delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, to each Underwriter who has purchased such Shares without notice of an adverse claim.

     (f) Such Selling Stockholder is not aware of any facts which would give it a reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a Material Adverse Effect. Such Selling Stockholder is not selling its Firm Shares on the basis of any information concerning the Company or its subsidiaries which is not set forth in the Prospectus.

     (g) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (h) The number of shares of Common Stock beneficially owned by such Selling Stockholder is as set forth beneath the caption “Selling Stockholders” in the Prospectus.

     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[               ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,031,445 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock (except for registration statements on Form S-8 for securities issued (a) pursuant to the Company’s 2004 Long-Term Incentive Plan being voted upon at the Company’s 2004 Annual Meeting of Stockholders, (b) as inducement grants to former optionholders of GXT and its subsidiaries pursuant to the terms of the Acquisition Agreement and (c) as inducement grants to certain employees of Concept Holdings Systems Limited and its affiliates) or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of additional options under its existing stock option plans and the above-referenced inducement options, provided that such options are not exercisable during such 90-day period, (D) the issuance by the Company of awards of restricted stock by the Company under the Company’s 2000 Long-Term Incentive Plan or its 2004 Long-Term Incentive Plan, provided that such shares do not vest during such 90-day period, (E) offers, sales or other transfers or dispositions of Common Stock by the Company pursuant to the Company’s existing Employee Stock Purchase Plan, (F) the exchange with the Company, or the acquisition or the withholding by the Company, of shares of Common Stock upon and in connection with the exercise of outstanding stock options, or the lapse of restrictions on outstanding shares of restricted stock, in each case during such 90-day period, provided that the number of options and the number of restricted shares in respect of which the restrictions would lapse during such period substantially conform to the numbers provided by us to you in writing prior to the date hereof, (G) transfers by way of a bona fide gift, or to a trust, or by will or intestacy, provided that the transferee furnishes to you a lock-up letter substantially in the form of Exhibit D hereto covering the period between the date of the transfer and the expiration of such 90-day period and (H) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering of the Shares; provided, however, that none of the transfers contemplated by the preceding clauses (F), (G) and (H) shall necessitate any filing by any party (e.g., a donor, donee, transferor or transferee) pursuant to Section 16(a) of the Exchange Act, nor shall any filing pursuant to Section 16(a) of the Exchange Act be voluntarily made, in either case other than filings on Form 5 made after the expiration of the 90-day period referred to above.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the

Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[   ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[   ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[   ] a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [   ], 2004,1 or at such other time on the same or such other date, not later than [   ], 2004,2 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [   ], 2004,3 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the date hereof.

     1 Three business days after the pricing date, unless the offering is priced after 4:30 p.m. (Eastern), in which case the date would be four business days after the pricing date.

     2 Five business days after the date inserted in accordance with note 3 above.

     3 Ten business days after the expiration of the green shoe option.

     The several obligations of the Underwriters are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date opinions of (i) Fulbright & Jaworski L.L.P., outside counsel for the Company, (ii) David L. Roland, Esq., Vice President—General Counsel and Corporate Secretary of the Company, and (iii) Burness and Carter Ledyard & Milburn LLP, Scottish and U.S. counsel for the Selling Stockholders, respectively, in each case dated the Closing Date, to the effect set forth on Exhibits A, B and C, respectively, it being understood that the opinions in Exhibit C are to come from Scottish counsel as to U.K. law matters and from U.S. counsel as to U.S. federal and New York law matters.

     (d) The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

     (f) The “lock up” agreements, each substantially in the form of Exhibit D hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     (g) At the time of delivery to the Underwriters pursuant to the terms of this Agreement, the Shares shall have been duly approved for listing on the New York Stock Exchange.

     (h) The Company shall have obtained all requisite consents and approvals of any governmental body, agency or court, or any other third party, necessary to consummate the transactions contemplated by the Acquisition Agreement and shall otherwise be prepared to consummate such transactions, subject only to funding in the manner described in the Prospectus under the caption “Use of Proceeds.” The Company shall have provided to the Underwriters and their counsel such documents and instruments as shall be reasonably requested by them to evidence that the closing of the transactions contemplated by the Acquisition Agreement that will occur substantially contemporaneously with the closing of the sale of the Firm Shares pursuant to the terms of this agreement.

     (i) The Underwriters shall have received a letter from Akin Gump Strauss Hauer & Feld LLP permitting them to rely on the legal opinions delivered by such firm to the Company pursuant to the terms of the Acquisition Agreement.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional

Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company will not be required to do business in any jurisdiction where it is not then so qualified, to file any general consent to service of process or to take any other action that would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (e) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending June 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (f) To use the proceeds from the sale of the Shares for the purposes described in the Prospectus under the caption “Use of Proceeds.”

     (g) Not to take any action that would be prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration, sale and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all document production charges and expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as so amended or so supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company of Section 7(a) hereof. The liability of each Selling Stockholder under the indemnification agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

     (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplements thereto.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning either Section 15 of the Securities Act or Section 20 of the Exchange Act and (z) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and any such control person or affiliate of any Underwriter, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders, such firm shall be designated in writing by the entity named as attorney-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment that is indemnifiable pursuant to Section 9(a), 9(b) or 9(c), as the case may be. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

     (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person or entity controlling any Selling Stockholder, or the Company or its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Underwriters, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: Equity Capital Markets Syndicate Desk, facsimile number (212) 761-0316; if sent to the Company, to Input/Output, Inc., 12300 Parc Crest Drive, Stafford, Texas 79477, attention: David L. Roland, Vice President—General Counsel and Corporate Secretary; if sent to the Selling Stockholders, RBS Mezzanine Limited, 7th Floor, 135 Bishopsgate, London EC2M 3UR, attention D.J. Amber, Director, Mezzanine Portfolio.

     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     16. Time of the Essence. Time shall be of the essence in respect of the contents and interpretation of this Agreement. As used herein, the term “business day” shall mean any day on which the Commission’s office in Washington, D.C. is open for business.

[Signature Page Follows]

Very truly yours,

INPUT/OUTPUT, INC.

By:

	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

The Selling Stockholders named in Schedule II hereto, acting severally

By:

Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Johnson Rice & Company L.L.C.
Sanders Morris Harris Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:

	Name:	Carl Giesler
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares
To Be Purchased

Morgan Stanley & Co. Incorporated
Johnson Rice & Company L.L.C
Sanders Morris Harris Inc.
Total:

SCHEDULE I - 1

SCHEDULE II

Selling Stockholder	Number of Firm Shares
To Be Sold

RBS Mezzanine Limited	152,344
Iain MacRitchie	46,830
Nicholas Walters	10,457

Total:	209,631

SCHEDULE II - 1

SCHEDULE III

			Percent of voting
		Percent of capital	stock/voting
		stock/equity units	units owned
		owned directly or	directly or
	State of	indirectly by	indirectly by
Subsidiary	Incorporation	Input/Output, Inc.	Input/Output, Inc.
Concept Holdings Systems Limited	Scotland	100%	100%
Input/Output of Canada, Inc.	Delaware	100%	100%
Concept Systems Limited	Scotland	100%	100%
I/O International, Inc.	U.S. Virgin Islands	100%	100%
I/O Eastern, Inc.	Delaware	100%	100%
I/O Holdings, Inc.	Delaware	100%	100%
IPOP Management, Inc.	Delaware	100%	100%
Global Charter Corporation	Delaware	100%	100%
Global Charter S.A.	Argentina	100%	100%
I/O Sensors, Inc.	Delaware	100%	100%
Microflow Analytical, Inc.	Delaware	100%	100%
Tescorp Seismic Products, Inc.	Delaware	100%	100%
I/O Cable, Inc.	Delaware	100%	100%
I/O Exploration Products (U.S.A.), Inc.	Delaware	100%	100%
I/O Exploration Products (U.K.), Inc.	Delaware	100%	100%
Sensor Nederland B.V.	Netherlands	100%	100%
“Inco” Industrial Components’ Gravenhage B.V.	Netherlands	100%	100%
HGS (India) Ltd.	India	50%	50%
I/O of Austin, Inc.	Delaware	100%	100%
I/O Geoview, Inc.	Delaware	100%	100%
GMG/AXIS, Inc.	Delaware	100%	100%
I/O Marine Systems, Inc.	Louisiana	100%	100%
I/O Marine Systems Limited	United Kingdom	100%	100%
I/O International FSC, Inc.	Barbados	100%	100%
I/O Oklahoma, Inc.	Delaware	100%	100%
Pelton Company, Inc.	Oklahoma	100%	100%
Applied MEMS, Inc.	Delaware	100%	100%
Input/Output Canada, Ltd.	Canada	100%	100%
Geophysical Instruments AS	Norway	100%	100%
I/O U.K., LTD.	United Kingdom	100%	100%
I/O General, LLC	Delaware	100%	100%
I/O Nevada, LLC	Delaware	100%	100%
I/O Texas, LP	Delaware	100%	100%
I/O Cayman Islands, Ltd.	Cayman Islands	100%	100%

SCHEDULE III - 1